EXHIBIT 107

Calculation of Filing Fee Table

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Form Type)

CitroTech Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share (2)	Other (3)	8,154,280	$7.00	(3)	$57,079,960.00	0.00013810	$7,882.74
			Total Offering Amount				$57,079,960.00		$7,882.74
			Total Fees Previously Paid						$—
			Total Fee Offsets						$2,786.23	(4)
			Net Fees Due						$5,096.51	(4)

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers an undetermined number of shares of common stock, par value $0.0001 per share (the “Common Stock”), of CitroTech Inc. (the “Company”) that may become issuable to prevent dilution from stock splits, stock dividends or similar transactions with respect to the shares registered hereunder.

(2)

Consists of 8,154,280 shares of Common Stock (the “Shares”) registered for resale by the selling stockholders identified in this registration statement, or their permitted transferees, and includes: (i) 2,383,391 shares of Common Stock issuable upon conversion of 688,922 shares of Series C preferred stock issued to investors in a private placement offering on September 30, 2025 (the “September 2025 Private Placement”) and subsequent private placement offering on October 21, 2025 (the “October 2025 Private Placement” and together, with the September 2025 Private Placement, the “2025 Private Placements”); (ii) 2,383,391 shares of Common Stock issuable upon the exercise of warrants issued to investors in the 2025 Private Placements, (iii) an aggregate of 1,042,711 shares of Common Stock issued to debtholders upon the conversion of convertible debt and (iv) 2,431,752 shares of Common Stock.

(3)

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $7.00, which is the average of the high and low prices for the registrant’s Common Stock on the NYSE American on February 11, 2026, which date is within five business days prior to filing this registration statement.

(4)	Refer to Table 2 below.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	CitroTech Inc.	S-1	333-282611(1)	October 11, 2024		$2,640.98	Equity	Common Stock, par value $0.0001 per share	(1)	$17,250,000
	CitroTech Inc.	S-1	333-282611(1)	October 11, 2024		$145.25	Equity	Common Stock issuable upon the exercise of the representative’s warrants	(1)	$948,750
Fee Offset Sources	CitroTech Inc.	S-1	333-282611(1)		October 11, 2024						$2,786.23

(1)

The Company previously paid a registration fee of $2,786.23 in connection with the registration of shares of Common Stock, representative’s warrants, and Common Stock issuable upon the exercise of representative’s warrants, with a proposed maximum aggregate offering price of $18,198,750, all under that Registration Statement on Form S-1 (File No. 333-282611) initially filed by the Company with the Securities and Exchange Commission (the “SEC”) on October 11, 2024, as amended on December 31, 2024, February 14, 2025, May 27, 2025, June 12, 2025, July 3, 2025, August 4, 2025, August 8, 2025 and August 11, 2025 (as amended, the “Prior S-1”). The Prior S-1 was not declared effective, and no securities were sold thereunder. The Prior S-1 was withdrawn by filing a Form RW with the SEC on August 19, 2025. In accordance with Rule 457(p) under the Securities Act, the Company is using the $2,786.23 aforementioned unused filing fees previously paid by the Company in connection with its filing of the Prior S-1 to offset a portion of the filing fee payable in connection with this registration statement. As a result of such offset, the Company will owe $5,096.51 in connection with the filing of this registration statement.